                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Amendment No. 3 to Form S-1 (File No. 333-70373) of our report, which includes an explanatory paragraph related to the substantial doubt about Conductus, Inc.'s ability to continue as a going concern, dated February 19, 1999, on our audits of the financial statements and our report, dated February 19, 1999, on our audits of the financial statement schedule of Conductus, Inc. We also consent to the reference to our firm under the caption "Experts."


PricewaterhouseCoopers LLP


San Jose, California
April 26, 1999